EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

(1)	Western Telephone Company

100%-Owned Subsidiary

Incorporated in the State of Minnesota

(2)	Peoples Telephone Company

100%-Owned Subsidiary

Incorporated in the State of Iowa

(3)	New Ulm Phonery, Inc.

100%-Owned Subsidiary

Incorporated in the State of Minnesota

(4)	New Ulm Cellular #9, Inc.

100%-Owned Subsidiary

Incorporated in the State of Minnesota

(5)	New Ulm Long Distance, Inc.

100%-Owned Subsidiary

Incorporated in the State of Minnesota

(6)	Hector Communications Corporation

33.3%-Owned Subsidiary

Incorporated in the State of Minnesota

The financial statements of all such subsidiaries are included on the consolidated financial statements of New Ulm Telecom, Inc.